                                                                       EXHIBIT 5

                          [SNELL & WILMER LETTERHEAD]



                                 May 29, 1996

UGLY DUCKLING CORPORATION
2525 East Camelback Road, Suite 510
Phoenix, Arizona 85016

        Re: Registration Statement on Form S-1

Ladies and Gentlemen:

        We have acted as counsel to Ugly Duckling Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's Registration Statement on Form S-1 (the "Registration Statement"), relating to the registration of up to 2,300,000 shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"). In arriving at the opinions expressed below, we have reviewed the Registration Statement and the exhibits thereto. In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, we have assumed that the signatures on all documents that we have reviewed are genuine and that the Common Stock will conform in all material respects to the description thereof set forth in the Registration Statement.

        Based upon the foregoing, we advise you that in our opinion, when the following events have occurred:

        (a) The Registration Statement has become effective under the Securities Act of 1933, as amended;

        (b) The due authorization, registration and delivery of the certificate or certificates evidencing the Common Stock; and


        (c) The Common Stock has been issued and sold in the manner specified in the Registration Statement and the exhibits thereto. Then


        1. The Common Stock to be issued by you will be legally issued, fully paid and non-assessable.

        The foregoing opinions are limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware. We express no opinion as to the application of the various state securities laws to the offer, sale, issuance or delivery of the Common Stock.

        We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.


                                        Very truly yours,

                                        SNELL & WILMER L.L.P.


                                    /s/ SNELL & WILMER L.L.P.